EXHIBIT 21

DELL INC. SUBSIDIARY LIST

International Americas —	Jurisdiction
Dell Export Sales Corporation	Barbados
Dell Comercial do Brasil Ltda.	Brazil
Dell Computadores do Brasil Ltda.	Brazil
Dell Procurement International	Cayman Islands
Dell Computer de Chile Ltda	Chile
Dell Computer de Mexico, S.A. de C.V.	Mexico
Dell Computer Services de Mexico de C.V.	Mexico
Dell Mexicana Servicios, S. de R.L. de C.V.	Mexico
Dell Mexicana, S. de R.L. de C.V.	Mexico
Dell Canada Inc.	Ontario, Canada
Dell Panama S. de R.L.	Panama
Dell Puerto Rico Corp.	Puerto Rico
Dell Quebec Inc.	Quebec

Europe, Middle East and Africa
Dell Computer International (II) — Comercio de Computadores Sociedade Unipessoal Lda	Madeira, Portugal
Dell Computer Ges.m.b.H	Austria
Dell N.V.	Belgium
Dell Computer spol. sro	Czech Republic
Dell A/S	Denmark
Oy Dell A.B.	Finland
Dell S.A.	France
Dell GmbH	Germany
Dell Computer Trading S.A	Greece
Dell Distribution (EMEA) Limited Magyarorszagi Kereskedelmi Kepviselet — Rep. Office	Hungary
Dell Computer Limited	Ireland
Dell Direct	Ireland
Dell Financial Services International Limited	Ireland
Dell Products	Ireland
Dell Research	Ireland
Dell S.p.A.	Italy
Dell Computer Holding I, SGPS, Unipessoal Lda	Madeira
Dell Computer Holding II, SGPS, Unipessoal Lda	Madeira
Dell Computer N.V. — Madeira Branch	Madeira
Dell Computer Portugal — Comerçio de Computadores e Serviços, Unipessoal, Lda	Madeira
Dell B.V.	Netherlands
Dell Holdings (Europe) B.V.	Netherlands
Dell Products (Asia) B.V.	Netherlands
Dell (Taiwan) B.V.	Netherlands
Dell Products (Europe) B.V.	Netherlands & resident in Ireland
Dell A.S.	Norway
Dell Sp.z.o.o.	Poland

Dell s.r.o.	Slovakia
Dell Computer (Proprietary) Ltd	South Africa
Dell Computer S.A.	Spain
Dell A.B.	Sweden
Dell S.A.	Switzerland
Dell Computer FZ — LLC	U.A.E.
Bracknell Boulevard Management Company Limited	United Kingdom
Dell Corporation Limited	United Kingdom
Dell Computer EEIG	United Kingdom
Dell Distribution (EMEA) Limited	United Kingdom
Dell SAS	Morocco
Dell Computer (III) — Comercio de Computadores, Unipessoal LDA	Portugal
DIH IV C.V.
DIH V C.V.
Dell International Holdings VI	Ireland
Dell International Holdings VII	Ireland
Noordwal Investments B.V. (Dell International Holdings VII B.V.)	Netherlands
Hallar Investments B.V. (Dell International Holdings IX B.V.)	Netherlands
Dell International Holdings X B.V.	Netherlands
Dell International Holdings XI Ltd.	Ireland

Asia-Pacific/Japan
Dell Asia Pacific Sdn.	Malaysia
Dell Asia Pacific Sdn. Philippines Representative Office	Philippines
Dell Asia Pacific Sdn. India Liaison Office	India
Dell Asia Pacific Sdn. Vietnam Representative Office
Dell Computer (China) Co. Ltd.	China
Dell Computer (China) Co., Ltd., Beijing Liaison Office	China
Dell Computer (China) Co., Ltd., Chengdu Liaison Office	China
Dell Computer (China) Co., Ltd., Guangzhou Liaison Office	China
Dell Computer (China) Co., Ltd., Hangzhou Liaison Office	China
Dell Computer (China) Co., Ltd., Nanjing Liaison Office	China
Dell Computer (China) Co., Ltd., Shanghai Liaison Office	China
Dell Computer (China) Co., Ltd., Shenzhen Liaison Office	China
Dell Products L.P. Beijing Representative Office	China
Dell Products L.P. Shanghai Representative Office	China
Dell Products L.P. Shenzhen Representative Office	China
Dell Computer (China) Co., Ltd. Beijing Branch	China
Dell Computer (China) Co., Ltd. Shanghai Branch	China
Dell (Thailand) Co., Ltd.	Thailand
Dell Computer Asia Pte. Ltd.	Singapore
Dell Computer Asia, Limited	Hong Kong
Dell Computer Corporation	Korea
Dell Computer Kabushiki Kaisha” and designated in English as “Dell Computer Corporation”.	Japan
Dell Computer India Private Limited	India
Dell Computer Limited	New Zealand
Dell PTY. Limited	Australia
Dell Products (Asia) B.V., Taiwan Branch	Taiwan
Dell Computer Corporation, Taiwan Representative Office	Taiwan

Dell Global Procurement Malaysia Sdn. Bhd.	Malaysia

Other U.S. Entities
Dell International Incorporated	Delaware
Dell Catalog Sales Corporation	Delaware
Dell Gen. P. Corp.	Delaware
Dell Services Corporation	Delaware
Dell Marketing Corporation	Delaware
Dell USA Corporation	Delaware
Dell Ventures Corporation	Delaware
Dell Professional Services, Inc.	Delaware
Plural Acquisition I, Inc.	Delaware
Dell Products Corporation	Delaware
Dell Auction Corporation	Delaware
Dell World Trade Corporation	Delaware
Dell Receivables Corporation	Delaware
Dell Products GP L.L.C.	Delaware
Dell Products LP L.L.C.	Delaware
Dell Services GP L.L.C.	Delaware
Dell Services LP L.L.C.	Delaware
Dell Auction GP L.L.C.	Delaware
Dell Auction LP L.L.C.	Delaware
Dell World Trade GP L.L.C.	Delaware
Dell World Trade LP L.L.C.	Delaware
Dell Catalog Sales GP L.L.C.	Delaware
Dell Catalog Sales LP L.L.C.	Delaware
Dell Marketing GP L.L.C.	Delaware
Dell Marketing LP L.L.C.	Delaware
Dell USA GP L.L.C.	Delaware
Dell USA LP L.L.C.	Delaware
Dell Receivables GP L.L.C.	Delaware
Dell Receivables LP L.L.C.	Delaware
Dell Products L.P.	Texas
Dell Services L.P.	Texas
Dell Auction L.P.	Texas
Dell World Trade L.P.	Texas
Dell Catalog Sales L.P.	Texas
Dell Marketing L.P.	Texas
Dell USA L.P.	Texas
Dell Receivables L.P.	Texas
CPS Channel Partner Solutions L.P.	Texas
Dell Computer Holdings Corporation	Delaware
Dell Computer Holdings L.P.	Texas
Dell Ventures L.P.	Texas
DCC Executive Security Inc.	Delaware
Dell Eastern Europe Corporation	Delaware
Dell Computer India Corp.	Delaware
Dell Computer de Chile Corp.	Delaware
Dell America Latina Corp.	Delaware
Dell Computer de Colombia	Delaware

Dell Products (Mexico) L.L.C.	Delaware
Dell International Holdings I L.L.C.	Delaware
Dell International Holdings II L.L.C.	Delaware
Dell International Holdings III L.L.C.	Delaware